UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 2, 2009

BIDGIVE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-49999	13-4025362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3538 Caruth Blvd., Suite 200 Dallas, Texas 75225
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (972) 943-4185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Director

On April 2, 2009, Michael Jacobson resigned from his position as a vice president and director of Bidgive International, Inc., a Delaware corporation (the “Company”).  Mr. Jacobson’s resignation was not due to a disagreement with the Company.

Appointment of Directors

On April 16, 2009, the Board of Directors appointed Ms Kelly Walker to the Company’s Board of Directors to fill the vacancy created by Mr. Jacobson’s resignation.

Ms. Kelly Walker is 46 years old. In addition to serving as a director of the Company, Ms. Walker also is majority owner and President of Benchmark Environmental Consultants, and is an international consultant on energy and environmental issues for major corporations. Ms. Walker has more than twenty years’ experience with corporate operations and procedures, risk management assessments and disclosures, and structuring project ventures. Ms. Walker also serves as a business liaison between BidGive International and various corporate venture partners.

The Company does not have any employment agreements with the newly elected director.  Additionally, there were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director or officers had or is to have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibit 17 – Letter from Michael Jacobson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Bidgive International, Inc. (Registrant)

Date: April 17, 2009	/s/ Ronald D. Gardner, Chairman of the Board